Exhibit 99.1

Envestnet Reports Third Quarter 2011 Financial Results

Chicago, IL – November 8, 2011 – Envestnet (NYSE: ENV), a leading provider of wealth management software and services to financial advisors, today reported financial results for its third quarter ended September 30, 2011.

Key Financial Metrics	Third Quarter		%
(in millions except per share data)	2011	2010	Change
Revenues from AUM/A	$26.0	$19.0	37%
Total Revenues	$32.0	$24.6	30%
Adjusted EBITDA(1)	$7.6	$5.0	51%
Adjusted Net Income per Share(1)	$0.11	$0.07	57%

Financial results for the third quarter of 2011 compared to the third quarter of 2010:

•

Revenues from assets under management (AUM) or assets under administration (AUA) increased 37% to $26.0 million for the third quarter of 2011 from $19.0 million for the third quarter of 2010; total revenues, which includes licensing and professional services fees, increased 30% to $32.0 million for the third quarter of 2011 from $24.6 million for the third quarter of 2010

•

Net income attributable to common stockholders increased 297% to $1.9 million, or $0.06 per diluted share, for the third quarter of 2011 compared to $0.5 million, or $0.02 per diluted share, for the third quarter of 2010

•	Adjusted EBITDA(1) increased 51% to $7.6 million for the third quarter of 2011 from $5.0 million for the third quarter of 2010

•	Adjusted Net Income(1) increased 75% to $3.7 million, or $0.11 per diluted share, for the third quarter of 2011 from $2.1 million, or $0.07 per diluted share, for the third quarter of 2010

“We are fulfilling our core mission of empowering advisors to better serve their investors,” said Jud Bergman, founder and chief executive officer of Envestnet. “In the most recent quarter, Envestnet grew revenue from assets under management or administration 37% year-over-year, as advisors continued to leverage our wealth management software and services. Year over year sales increased, net flows were positive and our conversion pipeline strengthened. The third quarter was particularly productive in moving opportunities from prospect to implementation, as we onboarded more than $5 billion in new client conversions.”

“Broad industry trends continue to work in our favor. While we are affected in the short term — both positively and negatively — by market volatility, we continue to see strong long-term growth for Envestnet as more investors seek advice, as more advisors choose to be independent, and as those advisors transition their business from commission-based to fee-based,” concluded Mr. Bergman.

Key Operating Metrics	September 30,		%
(assets in billions)	2011	2010	Change
Assets under management (AUM)	$15.6	$12.4	26%
Assets under administration (AUA)	$50.6	$46.7	8%
Accounts (AUM/A)	337,173	285,248	18%
Advisors (AUM/A)	14,206	13,011	9%

Key Operating Metrics as of and for the quarter ended September 30, 2011:

•	AUM of $15.6 billion, up 26% from September 30, 2010

•	AUA of $50.6 billion, up 8% from September 30, 2010

•	Advisors (AUM/A only) served totaled 14,206, up 9% from September 30, 2010

•	Gross sales of AUM/A of $10.3 billion, resulting in net flows of $2.0 billion

The following table summarizes the changes in AUM and AUA for the quarter ended September 30, 2011:

In Millions Except Account Data	6/30/11	Gross Sales	Redemptions	Net Flows	Market Impact	9/30/11
Assets under Management (AUM)	$16,493	$1,983	$(1,112)	$871	$(1,804)	$15,560
Assets under Administration (AUA)	54,261	8,346	(7,258)	1,088	(4,742)	50,607

Total AUM/A	$70,754	$10,329	$(8,370)	$1,959	$(6,546)	$66,167

Fee-Based Accounts	332,297	44,073	(39,197)	4,876		337,173

During the third quarter, the Company added $4.5 billion of conversions, which are included in the above AUM/A gross sales figures. The Company added an additional $0.9 billion in conversions under licensing agreements. Also during the period, redemptions included $3.4 billion related to the anticipated departure of reporting assets at a client that was acquired by another firm.

Review of Financial Results

Total revenues increased 30% to $32.0 million for the third quarter of 2011 from $24.6 million for the third quarter of 2010. The increase was primarily due to a 37% increase in revenues from assets under management or administration to $26.0 million from $19.0 million in the prior year period.

Total operating expenses in the third quarter of 2011 increased 24% to $28.8 million from $23.3 million in the prior year period. After certain non-GAAP adjustments(2) included in our Adjusted EBITDA reconciliation, total operating expenses increased 23% compared to the prior year. Cost of revenues increased 54% to $11.4 million in the third quarter of 2011 from $7.4 million in the third quarter of 2010 due to the increase in revenue from AUM or AUA. Compensation and benefits increased 2% to $9.1 million in the third quarter of 2011 from $8.9 million in the prior year period. General and administration expenses increased 18% to $5.2 million in the third quarter of 2011 from $4.4 million in the prior year period.

Income from operations was $3.2 million for the third quarter of 2011 compared to $1.2 million for the third quarter of 2010. Net income attributable to common stockholders was $1.9 million, or $0.06 per diluted share, for the third quarter of 2011 compared to $0.5 million, or $0.02 per diluted share, for the third quarter of 2010.

Adjusted EBITDA(1) in the third quarter of 2011 was $7.6 million, up 51% from $5.0 million in the prior year period, reflecting expanding margins. Adjusted Operating Income(1) was $6.0 million, up 69% from $3.6 million in the prior year period. Adjusted Net Income(1) was $3.7 million, compared to $2.1 million in the third quarter of 2010. Adjusted Net Income Per Share(1) was $0.11 per diluted share, compared to $0.07 per diluted share in the third quarter of 2010.

Conference Call

The Company will host a conference call to discuss third quarter 2011 financial results today at 5:00 p.m. ET. The call will be webcast live from the Company’s investor relations website at http://ir.envestnet.com/ and can also be accessed live over the phone by dialing (888) 539-3679, or (719) 457-2625 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 6894270. The replay will be available until Tuesday, November 15, 2011.

About Envestnet

Envestnet, Inc. is a leading provider of wealth management software and services to financial advisors. Envestnet’s Advisor Suite software empowers advisors to better manage client outcomes and strengthen their practice. Envestnet offers advanced portfolio solutions through its Portfolio Management Consultants group (“PMC”). Envestnet Reporting Solutions also gives advisors an in-depth view of clients’ various investments, empowering them to give holistic, personalized advice. Envestnet is headquartered in Chicago with offices in: New York, New York; Denver, Colorado; Sunnyvale, California; Boston, Massachusetts; Landis, North Carolina; and Trivandrum, India. For more information on Envestnet, please go to www.envestnet.com or call our toll free number: (855) 769-0806.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, other income, restructuring charges and transaction costs, severance, bad debt expense, customer inducement costs and impairment, and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges and transaction costs, severance, bad debt expense, customer inducement costs and impairment, and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, restructuring expense and transaction costs, severance, bad debt expense, customer inducement costs and impairment, other income, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

(2) Adjustments include stock-based compensation expense, restructuring charges and transaction costs, severance, impairment of customer inducement asset and litigation related expense. See the Reconciliation of Non-GAAP Financial Measures – Adjusted EBITDA table for 2011 and 2010 amounts.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 8, 2011 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	September 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$83,553	$67,668
Fees receivable	8,591	9,135
Deferred tax assets, net	—	107
Prepaid expenses and other current assets	2,898	2,026

Total current assets	95,042	78,936

Property and equipment, net	11,125	9,713
Internally developed software, net	3,565	3,621
Intangible assets, net	690	1,330
Goodwill	2,031	2,031
Deferred tax assets, net	11,015	13,649
Customer inducements	26,606	30,400
Other non-current assets	3,238	2,188

Total assets	$153,312	$141,868

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$13,300	$12,859
Accounts payable	2,013	1,707
Customer inducements payable	1,000	1,000
Deferred tax liabilities	53	—
Note payable	168	159
Deferred revenue	113	232

Total current liabilities	16,647	15,957

Deferred rent liability	1,350	1,244
Lease incentive liability	3,022	2,771
Customer inducements payable	18,415	18,806
Note payable	—	159
Other non-current liabilities	816	612

Total liabilities	40,250	39,549

Stockholders’ equity
Preferred stock	—	—
Common stock, par value $0.005, 500,000,000 shares authorized as of September 30, 2011 and December 31, 2010, respectively; 43,505,683 and 43,068,371 shares issued as of September 30, 2011 and December 31, 2010, respectively; 31,800,510 and 31,368,822 shares outstanding as of September 30, 2011 and December 31, 2010, respectively	218	215
Additional paid-in capital	162,836	157,778
Accumulated deficit	(39,571)	(45,347)
Treasury stock at cost, 11,705,173 and 11,699,549 shares as of September 30, 2011 and December, 31, 2010, respectively	(10,421)	(10,327)

Total stockholders’ equity	113,062	102,319

Total liabilities and stockholders’ equity	$153,312	$141,868

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Assets under management or administration	$25,971	$19,001	$74,669	$54,112
Licensing and professional services	6,069	5,569	17,967	16,337

Total revenues	32,040	24,570	92,636	70,449

Operating expenses:
Cost of revenues	11,429	7,405	32,474	22,123
Compensation and benefits	10,160	9,917	30,693	27,190
General and administration	5,675	4,454	15,809	16,645
Depreciation and amortization	1,550	1,451	4,676	4,210
Restructuring charges	—	96	53	915

Total operating expenses	28,814	23,323	83,705	71,083

Income (loss) from operations	3,226	1,247	8,931	(634)

Other income (expense):
Interest income	19	34	65	119
Interest expense	(206)	(193)	(621)	(321)
Other income	—	—	1,100	—
Unrealized gain (loss) on investments	(8)	7	(4)	7

Total other income (expense)	(195)	(152)	540	(195)

Income (loss) before income tax provision	3,031	1,095	9,471	(829)

Income tax provision	1,106	470	3,695	664

Net income (loss)	1,925	625	5,776	(1,493)

Less preferred stock dividends	—	(65)	—	(422)
Less net income allocated to participating preferred stock	—	(75)	—	—

Net income (loss) attributable to common stockholders	$1,925	$485	$5,776	$(1,915)

Net income (loss) per share attributable to common stockholders:
Basic	$0.06	$0.02	$0.18	$(0.11)

Diluted	$0.06	$0.02	$0.18	$(0.11)

Weighted average common shares outstanding:
Basic	31,760,998	25,567,700	31,589,279	17,247,149

Diluted	32,871,269	26,348,651	32,937,601	17,247,149

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Nine Months Ended
	September 30,
	2011	2010
OPERATING ACTIVITIES:
Net income (loss)	$5,776	$(1,493)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,676	4,210
Amortization of customer inducements	3,620	1,931
Deferred rent and lease incentive	357	128
Provision for doubtful accounts	—	2,668
Unrealized (gain) loss on investments	4	(7)
Impairment of customer inducement asset	174	—
Deferred income taxes	2,794	709
Stock-based compensation	2,359	1,108
Interest expense	621	321
Changes in operating assets and liabilities:
Fees receivable	544	(2,345)
Prepaid expenses and other current assets	(872)	(1,170)
Other non-current assets	(1,077)	82
Customer inducements	(1,000)	(11,300)
Accrued expenses	441	1,151
Accounts payable	306	(132)
Deferred revenue	(119)	57
Other non-current liabilities	204	101

Net cash provided by (used in) operating activities	18,808	(3,981)

INVESTING ACTIVITIES:
Purchase of property and equipment	(4,257)	(3,378)
Capitalization of internally developed software	(1,135)	(962)
Repayment of notes payable	(162)	—
Proceeds from repayment of notes receivable	—	985
Increase in notes receivable	—	(90)
Proceeds from investments	23	26
Acquisition of businesses, net of cash acquired	—	(917)

Net cash used in investing activities	(5,531)	(4,336)

FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock	—	1,525
Proceeds from exercise of stock options	2,702	1,343
Net proceeds from issuance of common stock	—	42,066
Purchase of treasury stock	(94)	(3,231)
Preferred stock dividends	—	(1,346)

Net cash provided by financing activities	2,608	40,357

INCREASE IN CASH AND CASH EQUIVALENTS	15,885	32,040

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	67,668	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$83,553	$63,565

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net income (loss)	$1,925	$625	$5,776	$(1,493)
Add (deduct):
Interest income	(19)	(34)	(65)	(119)
Interest expense	206	193	621	321
Income tax provision	1,106	470	3,695	664
Depreciation and amortization	1,550	1,451	4,676	4,210
Stock-based compensation expense	714	584	2,359	1,108
Unrealized (gain) loss on investments	8	(7)	4	(7)
Other income	—	—	(1,100)	—
Restructuring charges (excluding severance) and transaction costs	302	96	365	819
Severance	370	409	673	533
Impairment of customer inducement asset	174	—	174	—
Bad debt expense	—	—	—	2,668
Customer inducement costs	1,207	1,146	3,620	1,931
Litigation related expense	24	85	115	1,933

Adjusted EBITDA	$7,567	$5,018	$20,913	$12,568

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Income (loss) from operations	$3,226	$1,247	$8,931	$(634)
Add:
Stock-based compensation expense	714	584	2,359	1,108
Restructuring charges (excluding severance) and transaction costs	302	96	365	819
Severance	370	409	673	533
Impairment of customer inducement asset	174	—	174	—
Bad debt expense	—	—	—	2,668
Customer inducement costs	1,207	1,146	3,620	1,931
Litigation related expense	24	85	115	1,933

Adjusted operating income	$6,017	$3,567	$16,237	$8,358

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(In thousands, except share and per share information; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011*	2010*	2011*	2010*
Net income (loss)	$1,925	$625	$5,776	$(1,493)
Add (deduct):
Stock-based compensation expense	427	350	1,411	663
Restructuring charges (excluding severance) and transaction costs	181	58	218	490
Severance	221	245	402	319
Impairment of customer inducement asset	104	—	104	—
Bad debt expense	—	—	—	2,668
Customer inducement costs	722	686	2,165	1,155
Other income	—	—	(658)	—
Imputed interest expense	121	111	364	185
Litigation related expense	14	51	69	1,156

Adjusted net income	3,715	2,126	9,851	5,143
Less: Preferred stock dividends	—	(65)	—	(422)
Less: Net income allocated to participating preferred stock	—	(276)	—	(1,718)

Adjusted net income attributable to common stockholders	$3,715	$1,785	$9,851	$3,003

Basic number of weighted-average shares outstanding	31,760,998	25,567,700	31,589,279	17,247,149
Effect of dilutive shares:
Options to purchase common stock	919,465	768,393	1,052,340	921,838
Restricted stock	—	—	31,531	—
Common warrants	190,806	12,558	264,451	119,511

Diluted number of weighted-average shares outstanding	32,871,269	26,348,651	32,937,601	18,288,498

Adjusted net income per share	$0.11	$0.07	$0.30	$0.16

*	Adjustments, excluding bad debt expense, are tax effected using an income tax rate of 40.2% for 2011 and 2010.

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	September 30, 2010	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011
Platform Assets
Assets Under Management (AUM)	$12,352	$14,486	$15,635	$16,493	$15,560
Assets Under Administration (AUA)	46,655	49,202	53,115	54,261	50,607

Subtotal AUM/A	59,007	63,688	68,750	70,754	66,167
Licensing	67,343	75,668	83,538	68,531	61,571

Total Platform Assets	$126,350	$139,356	$152,288	$139,285	$127,738

Platform Accounts
AUM	56,094	65,663	71,396	77,302	83,073
AUA	229,154	241,162	252,260	254,995	254,100

Subtotal AUM/A	285,248	306,825	323,656	332,297	337,173
Licensing	574,903	603,950	601,512	572,612	572,791

Total Platform Accounts	860,151	910,775	925,168	904,909	909,964

Advisors
AUM/A	13,011	13,833	14,140	14,613	14,206
Licensing	6,609	7,746	7,895	6,201	5,522

Total Advisors	19,620	21,579	22,035	20,814	19,728